As filed with the Securities and Exchange Commission on March 9, 2011
Registration No. ________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Franklin Wireless Corp.
(Exact name of registrant as specified in its charter)

Nevada	95-3733534
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

5440 Morehouse Drive, Suite 1000,
San Diego, California 92121
(Address of registrant’s principal executive offices) (Zip Code)

Franklin Wireless Corp. 2009 Stock Option Plan
 (Full title of the plan)

OC Kim	Copies of all communications to:
President
Franklin Wireless Corp.	Robert J. Zepfel
5440 Morehouse Drive, Suite 1000	Haddan & Zepfel LLP
San Diego, California 92121	500 Newport Center Drive
(Name and Address of Agent For Service)	Suite 580
(858) 623-000	Newport Beach, CA 92660
(Telephone Number, Including Area Code, of Agent For Service)	(949) 706-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting Company ☑

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.001 par value, issuable pursuant to Franklin Wireless Corp. Corporation 2009 Stock Option Plan, as amended	2,000,000 shares	$2.85	$5,700,000	$661.77

(1)
Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, this Registration Statement also covers any additional shares of the Registrant’s common stock that may be offered or issued under the Franklin Wireless Corp. 2009 Stock Option Plan, as amended, in connection with any stock dividend, stock split, recapitalization or any other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of outstanding shares of the Registrant’s common stock.

(2)
Calculated solely for the purpose of this offering under Rules 457(h) and 457(c) of the Securities Act of 1933, as amended, on the basis of the closing price per share of the Registrant’s common stock on March 8, 2011, as reported on the Over-the-Counter Bulletin Board.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

In accordance with the Note to Part I of Form S-8, the information specified by Part I (Items 1 and 2) is omitted from this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

Franklin Wireless Corp.  (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents filed with the Securities and Exchange Commission (the “Commission”):

(a)
The Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010 filed with the Commission on October 12, 2010, the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2010 filed with the Commission on November 15, 2010, and the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2010 filed with the Commission on February 14, 2011;

(b)	The Registrant’s Current Report on Form 8-K dated July 27, 2010, filed with the Commission on August 2, 2010.

All reports and definitive proxy or information statements filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. The Registrant expressly excludes from such incorporation information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K. Any document or any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such document or such statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

The authorized capital stock of the Registrant  (the “Company”) consists of 50,000,000 shares of Common Stock, $.001 par value per share (the “Common Stock”) , and 10,000,000 shares of Preferred Stock, $.001 par value per share. The following description of the Common Stock summarizes provisions of, and is qualified in its entirety by reference to, the Company’s Articles of Incorporation and the laws of the State of Nevada.

All shares of Common Stock participate equally with respect to dividends and rank equally upon liquidation. Each share of Common Stock is entitled to one vote per share at all meetings of stockholders. The Common Stock has no preemptive rights and does not have cumulative voting rights.

In the event of any liquidation, dissolution or winding-up of the Company, the holders of Common Stock are entitled to receive pro rata the assets and funds of the Company remaining after satisfaction of all of its creditors.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

The Nevada Revised Statutes provide that a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that his act or failure to act constituted a breach of his fiduciary duties as a director or officer and his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.  The Articles of Incorporation or an amendment thereto may, however, provide for greater individual liability.  Furthermore, directors may be jointly and severally liable for the payment of certain distributions in violation of Chapter 78 of the Nevada Revised Statutes.

This provision is intended to afford directors and officers protection against and to limit their potential liability for monetary damages resulting from suits alleging a breach of the duty of care by a director or officer.  As a consequence of this provision, our shareholders will be unable to recover monetary damages against directors or officers for action taken by them that may constitute negligence or gross negligence in performance of their duties unless such conduct meets the requirements of Nevada law to impose such liability.  The provision, however, does not alter the applicable standards governing a director’s or officer’s fiduciary duty and does not eliminate or limit the right of us or any shareholder to obtain an injunction or any other type of non-monetary relief in the event of a breach of fiduciary duty.

The Nevada Revised Statutes also provide that under certain circumstances, a corporation may indemnify any person for amounts incurred in connection with a pending, threatened or completed action, suit or proceeding in which he is, or is threatened to be made, a party by reason of his being a director, officer, employee or agent of the corporation or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, if such person (a) is not liable for a breach of fiduciary duty involving intentional misconduct, fraud or a knowing violation of law or such greater standard imposed by the corporation’s articles of incorporation; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  Additionally, a corporation may indemnify a director, officer, employee or agent with respect to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, if such person (a) is not liable for a breach of fiduciary duty involving intentional misconduct, fraud or a knowing violation of law or such greater standard imposed by the corporation’s articles of incorporation; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, however, indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court to be liable to the corporation or for amounts paid in settlement to the corporation, unless the court determines that the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.  To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Our Amended and Restated Bylaws provide for indemnification to the fullest extent permissible under Nevada law.  They also provide for the payment of expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding shall as they are incurred and in advance of the final disposition of the action, suit or proceeding, but only after receipt by us of an undertaking by or on behalf of the officer or director on terms set by the Board of Directors, to repay the expenses advanced if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by us.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may permit for directors, executive officers or persons controlling us pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

Exhibit No.	Exhibit

5	Opinion and Consent of Haddan & Zepfel LLP

23.1	Consent of Independent Registered Public Accounting Firm — BDO USA, LLP

23.2	Consent of Haddan & Zepfel LLP is contained in Exhibit 5.

24	Power of Attorney. Reference is made to the signature page of this Registration Statement.

99.1	2009 Franklin Wireless Corp. Stock Option Plan, as amended

Item 9. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a) (3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

(A) Paragraphs (1) (i) and (1) (ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on the 9th day of March, 2011.

Franklin Wireless Corp.

By:	/s/ OC Kim

OC Kim
President and Acting Chief Financial Officer
(Principal Executive, Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

That the undersigned officers and directors of the Registrant do hereby constitute and appoint OC Kim,  or his substitute or substitutes, as the lawful attorneys-in-fact and agents, with full power and authority to do any and all acts and things and to execute and file or cause to be filed any and all instruments, documents or exhibits which said attorneys and agents, or either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, and any rules or regulations or requirements of the Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement and to any and all instruments, documents or exhibits filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, with the powers of substitution and revocation, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, or their substitute or substitutes, shall lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the dates indicated below. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

(1) Principal Executive, Financial and Accounting Officer

/s/ OC KIM	President, Acting Chief Financial Officer and a Director	March 9 , 2011
OC Kim

(3) Directors

/s/ GARY NELSON	Chairman of the Board of Directors	March 9, 2011
Gary Nelson

/s/ JOON WON JYOUNG	Director	March 9, 2011
Joon Won Jyoung

/s/ JOHNATHAN CHEE	Director	March 9 , 2011
Johnathan Chee

EXHIBIT INDEX

Exhibit No.	Exhibit

5	Opinion and Consent of Haddan & Zepfel LLP

23.1	Consent of Independent Registered Public Accounting Firm — BDO USA, LLP

23.2	Consent of Haddan & Zepfel LLP is contained in Exhibit 5.

24	Power of Attorney. Reference is made to the signature page of this Registration Statement.

99.1	2009 Franklin Wireless Corp. Stock Option Plan, as amended